SENTINEL GROUP FUNDS, INC. - SHAREHOLDER MEETING
NOVEMBER 16, 1995

TOTAL DOLLAR VOTES OUTSTANDING:  1,940,878,000

TOTAL DOLLAR VOTES PRESENT:  1,090,073,000 (56.16% of Outstanding)

               For                 Withheld           % of
                                                    vote for
R. Borda       1,076,099,000       13,976,000          98.7%
K. Cohen       1,076,096,000       13,967,000          98.7%
R. Farman      1,073,147,000       16,930,000          98.4%
J. Feerick     1,076,197.000       13,850,000          98.7%
R. Johannesen  1,076,371,000       13,690,000          98.7%
R. Mathias     1,075,923,000       14,121,000          98.7%
D. Miller      1,073,482,000       16,579,000          98.5%
S. Reber       1,073,986,000       16,073,000          98.5%
S. Sterne      1,075,184,000       14,893,000          98.6%
K. Merrill     1,076,466,000       13,596,000          98.8%

               For                 Against         Abstain
Accountants    1,068,821,000       5,964,000      15,268,000

% of vote:         98.1%             0.5%          1.4%

<F1>
All dollar votes are rounded to the nearest thousand.

Charter Amendments (no. of shares)

Fund                 For           % of outstanding
World Fund           1,749,466     50.83%
Common Stock        16,219,967     52.79%
U.S. Treasury       44,112,177     54.39%
Tax-Free Income      4,283,185     53.24%
Bond                 9,059,130     53.59%

Fund                 Against       % of outstanding
World                 32,047        .9%
Common Stock         465,459       1.5%
U.S. Treasury      1,060,961       1.3%
Tax-Free Income      160,382       2.0%
Bond                 202,905       1.2%

Fund                  Abstain     % of outstanding
World                  46,687      1.4%
Common Stock          750,007      2.4%
U.S. Treasury       1,079,426      1.3%
Tax-Free Income       127,467      1.6%
Bond                  175,185      1.0%

<F1>
Meeting adjourned to November 28, 1995 for charter amendment item for Balanced, Short-Intermediate Government, Government
Securities, New York, Emerging Growth, and Growth Funds.

Charter Amendments (no. of shares)

Fund                      For       % of outstanding
New York                   289,564      63.81%
Short-Int. Govt.         1,231,136      55.15%
Balanced                 8,477,697      53.12%
Growth                   1,814,050      50.83%
Govt. Securities         6,039,739      57.28%
Emerging Growth          9,423,255      52.21%

Fund                      Against    % of outstanding
New York                   4,347        1.0%
Short-Int. Govt.          30,336        1.4%
Balanced                 155,398        1.0%
Growth                    48,515        1.4%
Govt. Securities         296,523        2.8%
Emerging Growth          399,821        2.2%

Fund                     Abstain   % of outstanding
New York                   7,795        1.7%
Short-Int. Govt.          64,719        2.9%
Balanced                 496,088        3.1%
Growth                    63,511        1.8%
Govt. Securities         298,276        2.8%
Emerging Growth          638,257        3.5%